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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-68650 on Form S-4 and Nos. 33-24043, 333-29843, 333-29851, 333-29855, 333-61766, 333-69250, 333-69252, 333-70245, 333-82645, 333-82647, 333-106897, 333-109112, 333-139351, 333-139352 and 333-186817 all on Form S-8 of our reports dated February 21, 2014, relating to the consolidated financial statements of SPX Corporation and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's election to change its methods of accounting for defined benefit pension and other postretirement benefit plan costs in 2013), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 21, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm